Exhibit 3.2

Mailing Address:	Location:
PO Box 9431 Stn Prov Govt	2nd Floor - 940 Blanshard Street
Victoria BC V8W 9V3	Victoria BC
www.corporateonline.gov.bc.ca	1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

Notice of Articles	/s/ Kerry Taylor
BUSINESS CORPORATIONS ACT	KERRY TAYLOR

This Notice of Articles was issued by the Registrar on: March 17, 2026 09:01 AM Pacific Time

Incorporation Number:	C1582211

Recognition Date and Time:	Continued into British Columbia on March 17, 2026 09:01 AM Pacific Time

NOTICE OF ARTICLES

Name of Company:
ONCOLYTICS BIOTECH INC.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
2700-666 BURRARD ST	2700-666 BURRARD ST
VANCOUVER BC V6C 2X8	VANCOUVER BC V6C 2X8
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
2700-666 BURRARD ST	2700-666 BURRARD ST
VANCOUVER BC V6C 2X8	VANCOUVER BC V6C 2X8
CANADA	CANADA

Page: 1 of 3

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Kelly, Jared

Mailing Address:	Delivery Address:
1921 NORTH CLEVELAND AVENUE	1921 NORTH CLEVELAND AVENUE
CHICAGO IL 60614	CHICAGO IL 60614
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Seizinger, Bernd

Mailing Address:	Delivery Address:
69 RAVEN ROCK ROAD	69 RAVEN ROCK ROAD
STOCKTON NJ 08559	STOCKTON NJ 08559
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Parsons, James T.

Mailing Address:	Delivery Address:
249 OAKWOOD CRESCENT	249 OAKWOOD CRESCENT
OAKVILLE ON L6K 3M7	OAKVILLE ON L6K 3M7
CANADA	CANADA

Last Name, First Name, Middle Name:
Andrews, Patricia S.

Mailing Address:	Delivery Address:
1049 PARK AVENUE, APT #14B	1049 PARK AVENUE, APT #14B
NEW YORK NY 10028	NEW YORK NY 10028
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Pisano, Wayne

Mailing Address:	Delivery Address:
3979 VICTORS WAY	3979 VICTORS WAY
EASTON PA 18045	EASTON PA 18045
UNITED STATES	UNITED STATES

Last Name, First Name, Middle Name:
Rigby, Jonathan

Mailing Address:	Delivery Address:
1736 VALMONT STREET	1736 VALMONT STREET
NEW ORLEANS LA 70115	NEW ORLEANS LA 70115
UNITED STATES	UNITED STATES

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Last Name, First Name, Middle Name:
Brown, Deborah M.

Mailing Address:	Delivery Address:
2 VICTORIA STREET	2 VICTORIA STREET
DUNDAS ON L9H 2B8	DUNDAS ON L9H 2B8
CANADA	CANADA

Last Name, First Name, Middle Name:
Holtham, Angela Frances

Mailing Address:	Delivery Address:
1312 WOODEDEN DRIVE	1312 WOODEDEN DRIVE
MISSISSAUGA ON L5H 2T6	MISSISSAUGA ON L5H 2T6
CANADA	CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value

Without Special Rights or
Restrictions attached

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